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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-86859 of Valley Media, Inc. on Form S-8 of our report dated May 19, 2000, appearing in this Annual Report on Form 10-K of Valley Media, Inc. for the fiscal year ended April 1, 2000.


/s/ Deliotte & Touche LLP

San Francisco, California
June 9, 2000